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                                                                    Exhibit 10.1

                             TIME SHARING AGREEMENT

     This Time Sharing Agreement (this "AGREEMENT") is made, effective as of March 29, 2005 (the "EFFECTIVE DATE"), by and between Liberty Media Corporation, a corporation incorporated under the laws of the State of Delaware, with principal offices at 12300 Liberty Blvd., Englewood, CO 80112 ("LESSOR"), and Robert R. Bennett, with an address of 12300 Liberty Blvd., Englewood, CO 80112 ("LESSEE");

                                    RECITALS

     A. Lessor is the owner of an undivided 75% interest in the civil aircraft bearing the United States Registration Number N730LM and Manufacturer's Serial Number 101, and of the type of a Dassault Falcon 900EX ("AIRCRAFT");

     B. Lessor employs a fully qualified flight crew to operate the Aircraft;

     C. Liberty Media International, Inc. ("LMI") owns the remaining undivided 25% interest in the Aircraft;

     D. Lessor and LMI are parties to an Agreement for Aircraft Joint Ownership and Management dated as of May 21, 2004, the terms and conditions of which govern the ownership and operation of the Aircraft (the "MANAGEMENT AGREEMENT"); and

     E. Lessor desires to lease the Aircraft and flight crew to Lessee on a time sharing basis as defined in Section 91.501(c)(1) of the Federal Aviation Regulations ("FARS").

     The parties agree as follows:

     1. Lessor agrees to lease the Aircraft to Lessee pursuant to the provisions of FAR 91.501(c)(1) and to provide a fully qualified flight crew for all operations pursuant to this Agreement. This Agreement shall commence on the Effective Date and continue until the first anniversary of the Effective Date. Thereafter, this Agreement shall be automatically renewed on a month-to-month basis, unless sooner terminated by either party as provided in this Agreement. Either party may terminate this Agreement at any time (including during the initial one-year term) upon 30 days' written notice to the other party, delivered personally or by certified mail, return receipt requested, at the address for the other party as set forth in the preamble to this Agreement.

     2. Lessee shall pay Lessor an amount equal to the fair market value of each flight conducted under this Agreement, as determined by Lessor, which in no event shall exceed the following actual expenses of each specific flight as authorized by FAR Part 91.501(d):

          (a)  Fuel, oil, lubricants, and other additives;

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          (b)  Travel expenses of the crew, including food, lodging and ground transportation;

          (c) Hangar and tie down costs away from the Aircraft's base of operation;

          (d)  Insurance obtained for the specific flight;

          (e) Landing fees, airport taxes and similar assessments, including any federal excise tax that may be imposed under IRC Section 4261 or any similar excise taxes, if any;

          (f) Customs, foreign permit, and similar fees directly related to the flight;

          (g)  In-flight food and beverages;

          (h)  Passenger ground transportation;

          (i)  Flight planning and weather contract services; and

          (j) An additional charge equal to 100% of the expenses listed in subparagraph (a) of this paragraph.

     3. Lessor will pay all expenses related to the operation of the Aircraft when incurred and will bill Lessee on a monthly basis as soon as practically possible after the last day of each calendar month for the fair market value of any and all flights for the account of Lessee under this Agreement during the preceding month, as determined by Lessor, but in no event more than an amount equal to the expenses enumerated in paragraph 2 for each such flight. Lessee shall pay Lessor for all flights for the account of Lessee pursuant to this Agreement within 30 days after receipt by Lessee of the invoice therefor. If requested by Lessee, Lessor will provide Lessee with a detailed accounting of the expenses enumerated in paragraph 2 for each flight for the account of Lessee pursuant to this Agreement.

     4. Lessee will provide Lessor with requests for flight time and proposed flight schedules as far in advance of any given flight as possible, and in any case, at least 24 hours in advance of Lessee's planned departure unless Lessor otherwise agrees. Requests for flight time shall be in a form, whether written or oral, agreed upon by the parties. In addition to the proposed schedules and flight times, Lessee shall provide at least the following information for each proposed flight prior to scheduled departure at such time as required by Lessor or Lessor's flight crew:

          (a)  departure point;

          (b)  destination;

          (c)  date and time of flight;

          (d)  number of anticipated passengers;

          (e)  nature and extent of luggage and/or cargo to be carried;

          (f)  date and time of return flight, if any; and

          (g) any other information concerning the proposed flight that may be reasonably required by Lessor or Lessor's flight crew.

     5. Lessor shall have final authority over the scheduling of the Aircraft, including any limitations on the number of passengers on any flight for the account of Lessee pursuant to this

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Agreement; provided, however, that Lessor will use commercially reasonable efforts to accommodate Lessee's needs and to avoid conflicts in scheduling.

     6. As between Lessor and Lessee, Lessor shall be solely responsible for securing maintenance, preventive maintenance and required or otherwise necessary inspections on the Aircraft and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventive maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless such maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition that in his judgment would compromise the safety of the flight.

     7. Lessor shall employ, pay for and provide to Lessee a qualified flight crew for each flight undertaken under this Agreement.

     8. In accordance with applicable Federal Aviation Regulations, the qualified flight crew provided by Lessor will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. Lessee specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action that in the considered judgment of the pilot in command is necessitated by considerations of safety. No such action of the pilot in command shall create or support any liability for loss, injury, damage or delay to Lessee or any other Person. The parties further agree that Lessor shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God or any other event or circumstance beyond the reasonable control of Lessor.

     9. (a) At all times during the term of this Agreement, Lessor shall cause to be carried and maintained, at Lessor's cost and expense, physical damage insurance with respect to the Aircraft, third party aircraft liability insurance, passenger legal liability insurance, property damage liability insurance, and medical expense insurance in such amounts and on such terms and conditions as Lessor shall determine in its sole discretion. Lessor shall bear the cost of paying any deductible amount on any policy of insurance in the event of a claim or loss.

        (b) Any policies of insurance carried in accordance with this Agreement:
(i) shall name Lessee as an additional insured; (ii) shall contain a waiver by the underwriter thereof of any right of subrogation against Lessee; (iii) shall provide that in respect of the interests of Lessee, such policies of insurance shall not be invalidated by any action or inaction of Lessor or any other Person and shall insure Lessee (subject to the limits of liability and exclusions set forth in such policies) regardless of any breach or any violation of any warranty, declarations or conditions contained in such policies by Lessor or any other Person; and (iv) shall provide that the insurers shall provide at least 30 days' prior written notice (or at least seven days' prior written notice in the case of any war-risk insurance) to Lessee if the insurers cancel insurance for

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any reason whatsoever, or if the same is allowed to lapse for non-payment of premium. Each liability policy shall be primary without right of contribution from any other insurance that is carried by Lessee or Lessor and shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

        (c) Lessor shall obtain the approval of this Agreement by the insurance carrier for each policy of insurance on the Aircraft. If requested by Lessee, Lessor shall arrange for a Certificate of Insurance evidencing the insurance coverage with respect to the Aircraft carried and maintained by Lessor to be given by its insurance carriers to Lessee or will provide Lessee with a copy of any such insurance policies. Lessor will give Lessee reasonable advance notice of any material modifications to insurance coverage relating to the Aircraft. Lessee agrees that the proceeds of insurance will be Lessee's sole recourse against Lessor with respect to any claims that Lessee may have under this Agreement, except in the event of gross negligence or willful misconduct by Lessor. In no event shall Lessor be liable for any indirect, consequential, special or incidental damages with respect to any matter relating to this Agreement.

     10. Lessee warrants to Lessor that:

          (a) it will use the Aircraft for and on account of its own business only and will not use the Aircraft for the purpose of providing transportation of passengers or cargo in air commerce for compensation or hire, for any illegal purpose, or in violation of any insurance policies with respect to the Aircraft;

          (b) it will refrain from incurring any mechanics' or other lien in connection with inspection, preventive maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, and it will not attempt to convey, mortgage, assign, lease or in any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien;

          (c) it will not use the Aircraft in any manner that would result in a violation of the Management Agreement by Lessor; and

          (d) it will comply with all applicable laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft under this Agreement.

     11. For purposes of this Agreement, the permanent base of operation of the Aircraft shall be Centennial Airport, Englewood, Colorado.

     12. Lessee shall not assign this Agreement or its interest herein to any other Person without the prior written consent of Lessor, which may be granted or denied in Lessor's sole and absolute discretion. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, representatives, successors and assigns, and does not confer any rights on any other Person.

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     13. This Agreement constitutes the entire understanding between the parties with respect to the subject matter contained herein and supersedes any prior understandings and agreements between them respecting such subject matter. This Agreement may be amended or supplemented only by a written instrument signed by all parties. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. The failure or delay on the part of any party to insist on strict performance of any of the terms and conditions of this Agreement or to exercise any rights or remedies under this Agreement will not constitute a waiver of any of its rights or remedies hereunder. Words of gender used in this Agreement may be read as masculine, feminine or neuter as required by the context. Words of number may be read as singular or plural, as required by the context. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than a limiting sense. The word "or" is not exclusive and shall be interpreted as meaning "and/or." The words "shall" and "will" are used interchangeably and are intended to have the same meaning. Where applicable, this Agreement may be referred to as "this Lease." The term "Person" means an individual, corporation, partnership, limited liability company, trust, association, unincorporated organization or other entity. This Agreement will be governed by and construed in accordance with the laws of the State of Colorado without regard to conflicts of laws principles. This Agreement may be executed in two or more identical counterparts, each of which will be deemed to be an original copy of this Agreement and all of which counterparts taken together will be deemed to constitute one and the same instrument.

     14. TRUTH IN LEASING STATEMENT

     THE AIRCRAFT, A DASSAULT FALCON 900EX, MANUFACTURER'S SERIAL NO. 101, CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N730LM, HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS LEASE.

     THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. DURING THE DURATION OF THIS LEASE, LIBERTY MEDIA CORPORATION, WITH PRINCIPAL OFFICES AT 12300 LIBERTY BLVD., ENGLEWOOD, CO 80112, IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE.

     AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

     THE "INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS" ATTACHED HERETO ARE INCORPORATED HEREIN BY REFERENCE.

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     I, THE UNDERSIGNED, CHRISTOPHER W. SHEAN, AS SENIOR VICE PRESIDENT AND
CONTROLLER OF LIBERTY MEDIA CORPORATION, WITH PRINCIPAL OFFICES AT 12300 LIBERTY BLVD., ENGLEWOOD, CO 80112, CERTIFY THAT LIBERTY MEDIA CORPORATION IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

LESSOR - LIBERTY MEDIA CORPORATION

By:
    ---------------------------------
    Christopher W. Shean, Senior Vice
    President and Controller

LESSEE - ROBERT R. BENNETT


-------------------------------------
Robert R. Bennett, individually

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               INSTRUCTIONS FOR COMPLIANCE WITH "TRUTH IN LEASING"
                                  REQUIREMENTS

1. Mail a copy of the lease to the following address via certified mail, return receipt requested, immediately upon execution of the lease (14 C.F.R. 91.23 requires that the copy be sent within 24 hours after it is signed):

          Federal Aviation Administration
          Aircraft Registration Branch
          ATTN: Technical Section
          P.O. Box 25724
          Oklahoma City, Oklahoma  73125

2. Telephone the nearest Flight Standards District Office at least 48 hours prior to the first flight under this lease.

3.   Carry a copy of the lease in the Aircraft at all times.


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